WARRANT AGREEMENT




                          DATED AS OF _______ __, 1997

                                 BY AND BETWEEN

                      HOSPITALITY WORLDWIDE SERVICES, INC.

                                       AND

                            JEFFERIES & COMPANY, INC

         WHEREAS, Hospitality Worldwide Services, Inc., a New York corporation (the "COMPANY") proposes to issue to Jefferies & Company, Inc. ("JEFFERIES"), or its designee, Common Stock Purchase Warrants, as hereinafter described (the "WARRANTS"), to purchase up to an aggregate of _______ shares of Common Stock, par value $.01 (the "COMMON STOCK"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "WARRANT SHARES"), pursuant to an underwriting agreement of even date herewith; and


         WHEREAS, the Company has entered into an underwriting agreement, dated _____ __, 1997, with Jefferies (the "REPRESENTATIVE") in which the Company has agreed to sell to the Representative 2,875,000(1) shares of the Company's Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

         SECTION 2. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its Chief Executive Officer or Chief Operating Officer and its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer or Chief Operating Officer and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer or Chief Operating Officer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         SECTION 3. REGISTRATION. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.

         SECTION 4. REGISTRATION OF TRANSFERS AND EXCHANGES. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

         The Warrant holders agree that prior to any proposed transfer of the Warrant or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933,

--------
(1) Includes an option to purchase up to 375,000 additional shares to cover overallotments, if any.

as amended (the "ACT"), or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Warrant or Warrant Shares may be sold publicly without registration under the Act, the Warrant holder will, if requested by the Company, deliver to the Company:

         (1) an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;

         (2)  an  agreement  by  such   transferee  to  the  impression  of  the
restrictive investment legend set forth below on the Warrant or the Warrant Shares;

         (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

         (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrant or Warrant Shares.

         The Warrant holders agree that each certificate representing Warrant Shares will bear the following legend:

                        "THE SHARES  EVIDENCED OR  CONSTITUTED  HEREBY HAVE BEEN
            ACQUIRED  FOR  INVESTMENT  AND HAVE NOT BEEN  REGISTERED  UNDER  THE
            SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE ISSUED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (2) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

         SECTION 5. TERMS OF WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised until 5:00 p.m., Eastern time on ____ __, 2002, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants. Each Warrant not exercised prior to 5:00 p.m., Eastern time, on ____ __, 2002 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

         A Warrant may be exercised upon surrender to the Company at the principal office of the Company of the certificate or certificates evidencing the Warrants in accordance with the terms of such Warrant.

         All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company. Such canceled Warrant Certificates shall then be disposed of by the Company in accordance with applicable law.

         The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

         SECTION 6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the

Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 7. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity and security therefor, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 8. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         The Company or the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights represented by the Warrants. The Company will supply such Transfer Agent with duly executed certificates to honor outstanding Warrants upon exercise thereof and will provide or otherwise make available any cash which may be payable as provided in Section 14 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 15 hereof.

         The Company covenants that it will not increase the par value of the Common Stock to an amount greater than the Exercise Price of the Warrants.

         The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issuance, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         SECTION 9. OBTAINING STOCK EXCHANGE LISTINGS. The Company will from time to time take all action which may be necessary so that the Warrants and the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges, interdealer quotation systems and markets within the United States of America, if any, on which other shares of Common Stock are then listed or quoted.

         SECTION 10. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. Each Warrant will initially be exercisable by the holder thereof into one Warrant Share. The number of Warrant Shares issuable upon the exercise of each Warrant (the "EXERCISE RATE") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this
Section 10, "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount, and shall also include any securities, cash or other assets into which the Warrants become exercisable pursuant to subsection (m).

         (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

         If the Company:

         (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

         (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

         (3) combines its outstanding shares of Common Stock into a smaller number of shares;

         (4) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

         (5) issues by reclassification of its Common Stock any shares of its capital stock,

         then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Rate between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 10.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) ADJUSTMENT FOR RIGHTS ISSUE.

         If the Company distributes any rights, options or warrants to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, if a security is convertible into or exchangeable for Common Stock) less than the Exercise Price (as defined in the Warrant Certificate) per share as of the Time of Determination (as defined in subsection (g)), the Exercise Rate shall be adjusted in accordance with the formula:

         E' = E x ((O + N)/(O + (N x (P / M))))

         where:

         E' = the adjusted Exercise Rate.

         E = the current Exercise Rate.

         O = the number of shares of Common Stock outstanding as of the Time of Determination.

         N = the number of additional shares of Common Stock offered.

         P = the offering price per share of the additional shares.

         M = the Exercise Price per share as of the Time of Determination.

         The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this paragraph (b) applies. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Rate shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed.

         No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E' that is lower than the value of E.

         (c) ADJUSTMENT FOR OTHER DISTRIBUTIONS.

         If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company (other than distributions and dividends payable in shares of Common Stock), the Exercise Rate shall be adjusted in accordance with the formula:

         E' = E x (M / (M-F))

         where:

         E'= the adjusted Exercise Rate.

         E = the current Exercise Rate.

         M = the Current Market Value.

         F = the fair market value (as determined in good faith by the Board of Directors) of the assets, securities, rights or warrants applicable to one share of Common Stock as of the Time of Determination.

         The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10. The Company shall give the Warrant Holders at least 30 days notice of a record date for any dividend payment on the Common Shares.

         (d) ADJUSTMENT FOR COMMON STOCK ISSUE.

         If the Company issues shares of Common Stock for a consideration per share less than the Exercise Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Rate shall be adjusted in accordance with the formula:

         E' = E x ((O + N) / (O + (N x (P / M))))

         where:

         E' = the adjusted Exercise Rate.

         E = the then current Exercise Rate.

         O = the number of shares outstanding immediately prior to the issuance of such additional shares.

         N = the number of additional shares issued.

         P = the aggregate consideration received per share for the issuance of such additional shares.

         M = the Current Market Value per share on the date of issuance of such additional shares.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This subsection (d) does not apply to any of the transactions described in subsections (b) and (c) of this Section 10.

         (e) ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE.

         If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (a), (b) and (c) of this Section 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Exercise Price per share on the date of issuance of such securities, the Exercise Rate shall be adjusted in accordance with the formula:

         E' = E x ((O + N) / (O + (N x (P / M))))

         where:

         E' = the adjusted Exercise Rate.

         E = the then current Exercise Rate.

         O = the number of shares outstanding immediately prior to the issuance of such securities.

         N = the maximum number of shares deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange rate.

         P = the aggregate consideration received for the issuance of each such security.

         M = the Current Market Value per share on the date of issuance of such securities.

         The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         If all of the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the Exercise Rate shall promptly be readjusted to the Exercise Rate which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

         (f) CURRENT MARKET VALUE; TIME OF DETERMINATION; AFFILIATE.

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
         "CURRENT MARKET VALUE" per share of Common Stock or any other security at any date means (1) the average of the daily closing sale prices for each of the 15 business days immediately preceding such date (or such shorter number of days during which such security has been listed), if the security has been listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or other national securities exchange for at least 10 business days prior to such date, (2) if such security is not so listed, the average daily closing bid prices for each of the 15 business days immediately preceding such date (or such shorter number of days during which such security has been quoted), if the security has been quoted on a national over-the-counter market for at least 10 business days, (3) if the security is not so listed and not so quoted, the value of the security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an Affiliate of the Company and the closing of which is the cause of such determination or which occurs on such date or within six months preceding such date (PROVIDED that if the closing of such transaction is the cause of such determination, the Current Market Value of such security shall, absent a board resolution stating otherwise, be deemed to be the sale price of such security in such transaction) and (4) otherwise, the value of the security most recently determined as of a date within the six months preceding such date by a nationally recognized investment banking firm or appraisal firm which is not an Affiliate of the Company ("INDEPENDENT FINANCIAL EXPERT").

         "TIME OF DETERMINATION" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which paragraph (b) or (c) applies and (ii) the time ("EX-DIVIDEND TIME") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or distribution on such national or regional exchange or market on which the Common Stock is then listed or quoted.

         "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

         (g) CONSIDERATION RECEIVED.

         For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 10, the following shall apply:

         (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, PROVIDED that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

         (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof) and described in a Board resolution; and

         (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (h) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED.

         Notwithstanding anything to the contrary contained herein, no adjustment of the Exercise Rate shall be made as a result of or in connection with (i) the issuance of stock options pursuant to either the (A) 1996 Employee Stock Option Plan of the Company or (B) 1996 Outside Directors' Stock Option Plan of the Company, each described in the Company's Registration Statement on Form SB-2, Registration Number 333-____, as being in existence as of the date hereof, (ii) the issuance or sale of shares of Common Stock upon the exercise of options referred to in clause (i) above or other outstanding options and warrants as of ________ __, 1997 and (iii) the issuance of shares of Common Stock upon exercise of the Warrants pursuant to this Agreement.

         No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Section 13 shall be made to the nearest 1/100th of a share.

         (i) WHEN NO ADJUSTMENT REQUIRED.

         No adjustment need be made for a transaction referred to in subsections
(a), (b) or (c) of this Section 10 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

         To the extent the Warrants become convertible into cash pursuant to subsection (n), no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (j) NOTICE OF ADJUSTMENT.

         Whenever the Exercise Rate is adjusted, the Company shall provide the notices required by Section 12 hereof.

         (k) VOLUNTARY INCREASE.

         The Company from time to time may increase the Exercise Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period.

         Whenever the Exercise  Rate is  increased  pursuant to this  subsection
(k), the Company shall mail to Warrant holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect.

         An increase in the Exercise Rate pursuant to this subsection (k) does not change or adjust the Exercise Rate otherwise in effect for purposes of subsections (a), (b), (c), (d), (e) and (f) of this Section 10.

         (l) NOTICE OF CERTAIN TRANSACTIONS.

         If: (1) the Company takes any action that would require an adjustment in the Exercise Rate pursuant to subsections (a), (b) or (c) of this Section 10 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (h) of this Section 10; (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this Section 10; or (3) there is a liquidation or dissolution of the Company, the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         (m) REORGANIZATION OF THE COMPANY.

         If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section
10. The successor entity shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

         If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

         (n) WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.

         In any case in which this Section 10 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11 hereof; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (o) FORM OF WARRANTS.

         Irrespective of any adjustments in the Exercise Rate or the number or kind of shares or other assets purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares or other assets as are stated in the Warrants initially issuable pursuant to this Agreement.

         SECTION 11. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay to the Warrant holder an amount in cash equal to the Current Market Value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         SECTION 12. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the Exercise Rate pursuant to Section 10, the Company shall promptly thereafter cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

         In case:

         (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

         (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof); or

         (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

         SECTION 13. NOTICES TO THE COMPANY. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the registered holder), as follows:

        Hospitality Worldwide Services, Inc.
        450 Park Avenue
        Suite 2603
        New York, New York  10022
        Attention: Howard G. Anders

        with a copy to:

        Olshan Grundman Frome & Rosenzweig LLP
        505 Park Avenue
        New York, New York  10022
        Attention:  Robert  H. Friedman

         SECTION 14. SUPPLEMENTS AND AMENDMENTS. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders representing not less than 50% of the shares of Common Stock then issued upon exercise of all then outstanding Warrants. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the Exercise Rate would be decreased (other than in connection with a waiver of any provisions of Section 10 or 11 hereof).

         SECTION 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 16. TERMINATION. This Agreement shall terminate at 5:00 p.m., Eastern time on _______ __, 2002. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 10 hereof shall survive such termination.

         SECTION 17. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE. EACH OF THE COMPANY AND THE HOLDER OF EACH WARRANT CERTIFICATE HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE WARRANTS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE HOLDER OF EACH WARRANT CERTIFICATE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE HOLDER OF EACH WARRANT CERTIFICATE IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE WARRANTS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

         SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [SIGNATURE PAGE(S) FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.



                                      HOSPITALITY WORDLWIDE SERVICES, INC.



                                      By:  _________________________
                                           Name:
                                           Title:



                                      JEFFERIES & COMPANY, INC.



                                      By:  _________________________
                                      Name:
                                      Title:

                                EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH COMMON STOCK MAY BE ISSUED OR SOLD ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (2) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN

                   NOT EXERCISABLE PRIOR TO _________ __, 1998
            VOID AFTER 5:00 P.M. NEW YORK TIME, ON _________ __, 2002

                      HOSPITALITY WORLDWIDE SERVICES, INC.

                   Warrant to Purchase Shares of Common Stock

                                                                  ___,___ Shares

         THIS CERTIFIES that, for value received, Jefferies & Company, Inc., 580 California Street, San Francisco, California 94104, (the "HOLDER"), is entitled to subscribe for and purchase from Hospitality Worldwide Services, Inc., a New York corporation (the "COMPANY"), upon the terms and conditions set forth herein, at any time or from time to time after _________ __, 1998, and before 5:00 P.M. New York time on _________ __, 2002 (the "EXERCISE PERIOD"), ___,___
shares of the Company's Common Stock, par value $0.01 per share, subject to adjustment as provided herein (the "WARRANT Shares"), at a price of $12.00 per share, subject to adjustment as provided herein (the "EXERCISE PRICE"). This Warrant shall not be redeemable by the Company. This Warrant is the Warrant or one of the Warrants (collectively, including any Warrant issued upon the exercise of transfer of any such Warrants, in whole or in part, the "WARRANTS") issued pursuant to the Underwriting Agreement, dated ______ __, 1997, between the Company, the Holder and __________. This Warrant may not be sold, transferred, assigned or hypothecated until ________ __, 1998, except that it may be transferred, in whole or in part, at any time to (i) one or more officers or partners of the Holder (or the officers or partners of any such partner);
(ii) any other underwriting firm or member of the selling group which participated in the public offering of Common Stock of the Company which commenced on ______ __, 1997 (or the officers or partners of any such firm);
(iii) a successor to the Holder or the  officers or partners of such  successor;
(iv) a purchaser of substantially all of the assets of the Holder; or (v) by operation of law; and the term the "HOLDER" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above. The term "COMMON STOCK" as used herein shall mean the Company's Common Stock, par value $0.01 per share.

         1. METHOD OF EXERCISE. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of the Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 450 Park Avenue, Suite 2603, New York, New York 10022 or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.

         2. ISSUANCE OF CERTIFICATES. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the

Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, upon surrender of this Warrant for cancellation, the Company shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         3. RECORDING OF TRANSFER. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder hereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender of this Warrant to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if, in the written opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations thereunder.

         4. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable and free of preemptive rights.

         5. REGISTRATION RIGHTS.

            (a) PIGGYBACK RIGHTS. If at any time during the period commencing on _________ __, 1997 and ending on _________ __, 2002, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "COMMISSION"), the Company shall give all the then holders of any Warrants or Warrant Shares (the "ELIGIBLE HOLDERS") at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts payable in respect of the Warrant Shares sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Warrant Shares of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Company shall not be required to include such Warrant Shares in such registration, provided that any such reduction shall be on a pro rata basis among all selling shareholders; provided, however, (i) that in the event that the Company does not intend to include all of the requested Warrant Shares in the registration statement due to such advice received from the managing underwriter, if the Company includes in the registration statement any securities other than securities being offered by the Company for its own account, then the Company shall include any of the Warrant Shares requested to be included in such registration statement by the Eligible Holders and any such other securities on a pro rata basis and (ii) if the Company does not include all of the requested Warrant Shares in the registration statement, then, if requested by the Eligible Holders, the Company will within six (6) months after the registration statement becomes effective file at its sole expense a new registration statement relating to those Warrant Shares which the Company did not include in the prior registration statement and the Company will use its best efforts to cause the registration statement to become effective as promptly as practical.

            (b)  DEMAND  RIGHT.  If,  on any  one  occasion  during  the  period commencing on _________ __, 1998 and ending on _________ __, 2002, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Warrant Shares (the "MAJORITY HOLDERS"), to register the sale of all or part of such Warrant Shares, the Company shall, as promptly as practicable, but in no event more than 90 days following the date of such request, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. All expenses incurred in connection with such registration shall be borne by the Company (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts including a pro rata share of any expense allowance, if any, payable in respect of the Warrant Shares sold by any Eligible Holder). Within five business days after receiving any request contemplated by this Section 5(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Warrant Shares, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him or it of the Company's notice. Notwithstanding the foregoing, if at the time of any request to register Warrant Shares pursuant to this Section 5(b), the Company is engaged in an activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material determent of the Company, then the Company may, upon giving written notice to the Eligible Holders, direct that such request be delayed for a period not in excess of six months from the date of commencement of such material activity, such right to delay a request to be exercised by the Company not more than once in any two-year period.

            (c) In the event of a  registration  pursuant to the  provisions  of
Section 5(a) or 5(b), the Company shall use its best efforts to cause the Warrant Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdiction as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 5(a) or 5(c) in which it is not otherwise required to qualify to do business.

            (d) The Company shall keep effective any registration or qualification contemplated by Section 5(a) or 5(b) and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Warrant Shares covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of 12 months from the date on which the Eligible Holders are first free to sell such Warrant Shares; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Warrant Shares beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Warrant Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

            (e) In the event of a registration pursuant to the provisions of this Section 5, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Warrant Shares included in such registration.

            (f) The Company's obligation to register the Warrant Shares of any Eligible Holder shall be conditioned on its receiving such information as it shall reasonably request for such Eligible Holder for use in the registration statement.

            (g) In the event of a  registration  pursuant to the  provisions  of
Section 5(b), the Company shall, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter designated by the Eligible Holders to participate in the sale of the Warrant Shares.

            (h) The Company agrees that until the later of (i) the period when all the Warrants Shares have been sold under a registration statement or pursuant to Rule 144 under the Act or (ii) _________ __, 2002, it shall keep current in filing all reports, statements and other material required to be filed with the Commission to permit holders of the Warrant Shares to sell such securities under Rule 144.

            (i) Notwithstanding the provisions of Section 5(a) or 5(b), the Company shall have no obligation to register any of the Warrant Shares of any Eligible Holder pursuant to such provisions if (i) within 20 days after receiving the written request from the Majority Holders to register their Warrant Shares, the Company, its officers, directors or stockholders beneficially owning 5% or more of the Company's outstanding Common Stock (collectively, the "PURCHASERS"), by written notice given to each applicable Eligible Holder (the "PURCHASE NOTICE"), elect (in such proportions as the Purchasers may agree upon) to purchase the Warrants or the Warrants Shares, as applicable, of the Eligible Holders and (ii) within 30 days after giving the Purchase Notice, such Purchasers shall deliver the Purchase Price (as defined below) therefor against tender by the Eligible Holders of the applicable certificates representing their Warrants or Warrant Shares, as applicable; provided, however, that until the Purchase Price is paid as specified in this
Section 5(i), the obligations of the Company under Section 5(b), including the obligation to register Warrant Shares within 90 days of the request therefor, shall remain in full force and effect. The "PURCHASE PRICE" shall mean a cash payment equal to the product of (a) the then current market price of the Common Stock (meaning the average of the closing sale price for one share of Common Stock during the five business day period immediately preceding the date on which the Purchase Notice is given) less the then current Exercise Price and (b) the number of Warrant Shares underlying the Warrant or the Warrant Shares to be purchased, as applicable).

          6. (a) INDEMNIFICATION AND CONTRIBUTION. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 6, without limitation, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i)(A) any untrue statement or alleged untrue statement of a material fact contained in (1) any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Warrant Shares, or (2) any application or other document or communication (in this Section 6 collectively called an "APPLICATION") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Warrant Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange, or (B) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

          If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "INDEMNIFIED PARTY") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (I) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (II) the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or (III) the parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties; provided that in clauses I, II and III of Section 6(a) hereof the indemnifying party shall not be responsible for the fees and expenses of more than one counsel (and a local counsel, if necessary) for all indemnified parties. Anything in this Section 6 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Warrant Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Warrant Shares.

             (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Warrant Shares held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 6(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time tot time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 6(b), the Holder shall have the rights and duties given to the Company and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 6(a).

             (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6(a) or 6(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Warrants Shares included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder an the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 6(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Warrant Shares) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Warrant Shares) by all Eligible Holders and included in such registration. No person guilty or a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6(c), each person, if any, who controls and Eligible Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provision of this Section 6(c). Anything in this Section 6(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6(c) is intended to supersede any right to contribution under the Act, the Exchange or otherwise.

         7. LEGEND. Unless registered pursuant to the provisions of Section 5 hereof, the Warrant Shares issued upon exercise of the Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares, shall bear the following legend:

                        "THE SHARES  EVIDENCED OR  CONSTITUTED  HEREBY HAVE BEEN
            ACQUIRED  FOR  INVESTMENT  AND HAVE NOT BEEN  REGISTERED  UNDER  THE
            SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE ISSUED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (2) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         8. REPLACEMENT OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

         9. NO RIGHTS AS STOCKHOLDER. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         10. GOVERNING LAW. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

         11. NOTICES. All notices and communications hereunder shall be in writing and shall be mailed, delivered, facsimiled or telecopies and confirmed in writing, and shall, in the case of notice of the Company be addressed and sent to the Company at 450 Park Avenue, Suite 2603, Attention: Howard G. Anders, Executive Vice President, with a copy to its counsel: Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, Attention: Robert H. Friedman, Esq.; and in the case of notice to the Holder be address and sent to Jefferies & Company, Inc., 580 California Street, San Francisco, California 94104, Attention: __________________, with a copy to its counsel: Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California 94111,
Attention: Tracy Edmonson, Esq.

         The Company and the Holder may change their respective addresses for notice, by notice given in the manner aforesaid. Any such notification shall take effect at the time of receipt.

         12. MODIFICATION OF AGREEMENT. This Warrant shall not otherwise be modified supplemented or amended in any respect unless such modification, supplement or amendment is in writing and signed by the party against which enforcement of the same is sought; provided that, Section 5, 6 and 11 of the this Warrant may be amended with the consent in writing of the Company and the holders representing not less than 50% of the shares of Common Stock then issuable upon the exercise of all then outstanding Warrants.

         13. CONSENT TO JURISDICTION. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section __ of the Underwriting Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date set forth below.



Dated:      __________ __, 1997             HOSPITALITY WORLDWIDE SERVICES, INC.



                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the attached Warrant).


         FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto ___________ a Warrant to purchase _______________ shares of Common stock, $0.01 par value per share, of Hospitality Worldwide Services, Inc. (the "COMPANY"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint as attorney to transfer such Warrant on the books of the Company, with full power of substitution.





Dated:
      ----------------------
                                    Signature
                                             ----------------------------------


NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.



                                  Assignment-1

                             FORM OF EXERCISE NOTICE


To:

Hospitality Worldwide Services, Inc.
450 Park Avenue
Suite 2603
New York, New York 10022

         The undersigned hereby exercise his or its rights to purchase ___________ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_______________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                   Name:
                                              ---------------------------------
                                                       (Print)



                                         ---------------------------------------
                                                       (Signature)



Address:

                                   Exercise-1